BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

040105

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20160249980-61
Barbara K. Cegavske	Filing Date and Time
Secretary of State	06/01/2016 5:54 AM
State of Nevada	Entity Number
	E0248912016-9

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: AGAPE ATP CORPORATION

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: VCORP SERVICES, LLC
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Common Stock 600,000,000 @0.0001 per share
Preferred Stock 200,000,000 @0.0001 per share

Number of shares with par value: 800,000,000 | Par value per share: $ 0.0001 | Number of shares without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) HOW KOK CHOONG
Name
260 Jalan Impian Gemilang Saujana Impian | Kajang Selangor Malaysia | | 43000
Street Address | City | State | Zip Code

2)
Name

Street Address | City | State | Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be:

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

HOW KOK CHOONG
Name

X (signature)
Incorporator Signature

260 Jalan Impian Gemilang Saujana Impian | Kajang Selangor Malaysia | | 43000
Address | City | State | Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X (signature) | 6/1/2016
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity | Date

This form must be accompanied by appropriate fees.

CONTINUATION OF ARTICLES OF INCORPORATION

OF

AGAPE ATP CORPORATION

Article two. Registered Agent for Service of Process:

Name of Commercial Registered Agent:
Vcorp Services, LLC

Address of Commercial Registered Agent:
1645 Village Center Circle, Suite 170, Las Vegas, NV 89134

Address of Registered Office:
1645 Village Center Circle, Suite 170, Las Vegas, NV 89134

Mailing Address of Registered Office:
1645 Village Center Circle, Suite 170, Las Vegas, NV 89134

Article three. Authorized Stock:

The aggregate number of shares which the Corporation shall have authority to issue is eight hundred million (800,000,000) shares, consisting of two classes to be designated, respectively , "Common Stock" and "Preferred Stock" , with all of such shares having a par value of $.0001 per share. The total number of share s of Common Stocks that the Corporation shall have authority to issue is six hundred million (600,000,000) shares. The total number of share s of Preferred Stocks that the Corporation shall have authority to issue is two hundred million (200,000,000) shares. The Preferred stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, conversion rights, cumulative, relative, participating, optional, and other right, and the qualification, limitations or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the Board of Directors

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	**20170283128-84**
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time **06/28/2017 10:34 AM**
	Entity Number **E0248912016-9**

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Agape Atp Corporation

2. The articles have been amended as follows: (provide article numbers, if available)

ARTICLE 3 Authorized Stock:

3 .1 Authorized Capital Stock. The aggregate number of shares which this Corporation shall have authority to issue is One Billion Two Hundred Million (1,200,000,000) shares, consisting of (a) One Billion (1,000,000,000) shares of common stock, par value $0.0001 per share (the "Common Stock") and (b) Two Hundred Million (200,000,000) shares of preferred stock, par value $0.0001 per share (the "Preferred Stock"). A description of the classes of shares and a statement of the number of shares in each class and the relative rights, voting power, and preferences granted to, and restrictions imposed upon, the shares of each class are as follows: 3.2: Continued in Attachment

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 90%

4. Effective date and time of filing: (optional) Date: 6/28/2017 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
Continued

2. The articles have been amended as follows (continued)

3.2 Common Stock. Each outstanding share of Common Stock of the Corporation shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of the shareholders. Cumulative voting shall not be allowed in the election of directors of the Corporation. A majority of all shares of stock, both Common Stock and Preferred Stock, entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Except as otherwise provided by these Articles of Incorporation or the NRS, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders.

3.3 Preferred Stock. Shares of Preferred Stock may be issues in any number of series from time to time by the Board of Directors, and the Board of Directors, pursuant to the Corporation's Articles of Incorporation and Bylaws, is expressly authorized to fix by resolution or resolutions the designations and the voting powers, preferences, right and qualifications, limitations or restrictions thereof, of the shares of each series of Preferred Stock.